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                                                                    Exhibit 21.1


                           SUBSIDIARIES OF REGISTRANT

1.       Castleworks LLC, a Nevada limited liability company

2.       E-Focus West LLC, a Nevada limited liability company

3.       ImageWare Systems ID Group, Inc., a Delaware Corporation
         (formerly Imaging Technology Corporation)

4.       I.W. Systems Canada Company, a Nova Scotia unlimited liability company

5.       XImage Corporation, a California corporation